EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CVSL Inc.

Plano, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated October 20, 2014, relating to the consolidated financial statements of CVSL Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

Dallas, Texas

January 12, 2015